INVESCO MUNICIPAL FUND                                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING: 9/30/2011
FILE NUMBER :      811-7890
SERIES NO.:        7

72DD.       1   Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                      $  2,323
            2   Dividends for a second class of open-end company shares (000's Omitted)
                Class B                      $      -
                Class C                      $     14
                Class Y                      $  5,125

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1   Dividends from net investment income
                Class A                        0.1345
            2   Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                        0.1130
                Class C                        0.1130
                Class Y                        0.1417

INVESCO VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND                SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING: 9/30/2011
FILE NUMBER :      811-7890
SERIES NO.:        8

72DD.       1   Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                      $  4,540
            2   Dividends for a second class of open-end company shares (000's Omitted)
                Class B                      $    154
                Class C                      $    237
                Class Y                      $     38

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1   Dividends from net investment income
                Class A                        0.5368
            2   Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                        0.5256
                Class C                        0.4545
                Class Y                        0.5663

INVESCO VAN KAMPEN INSURED TAX FREE INCOME FUND                    SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING:         9/30/2011
FILE NUMBER :              811-7890
SERIES NO.:                9

72DD.       1   Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                     $  23,540
            2   Dividends for a second class of open-end company shares (000's Omitted)
                Class B                     $     312
                Class C                     $     742
                Class Y                     $     110

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
            1   Dividends from net investment income
                Class A                        0.4915
            2   Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                        0.4007
                Class C                        0.4003
                Class Y                        0.5211